UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §.240.14a-12
AZZ INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

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AZZ INC.

SUPPLEMENT DATED JUNE 4, 2018
TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 10, 2018

On May 25, 2018, AZZ Inc. (“AZZ” or the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was recently distributed in connection with the Company’s Annual Meeting of Shareholders scheduled for Tuesday, July 10, 2018. The Company is filing this supplement to its Proxy Statement (this “Supplement”) solely to provide supplemental information with respect to Proposal 3 – Approval of the AZZ Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”). The following supplemental information should be added to the end of the section titled “Eligibility” under Proposal 3 – Approval of the AZZ Inc. 2018 Employee Stock Purchase Plan of the Proxy Statement:

As of the date of the Proxy Statement, there are approximately 4,031 employees eligible to participate in the 2018 ESPP.

Defined terms used but not defined in this Supplement have the meanings set forth in the Proxy Statement. This disclosure should be read in conjunction with the Proxy Statement, which should be read in its entirety. This Supplement does not change or update any of the other disclosures contained in the Proxy Statement.